EXHIBIT 5.1

February 23, 2022

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815-9408

Hecla Mining Company

Registration Statement on Form S-3

Ladies and Gentlemen:

I have acted as securities counsel to Hecla Mining Company, a Delaware corporation (the “Company”) and certain of its subsidiaries and affiliates listed on Annex A hereto (the “Guarantors”), with respect to rendering this opinion relating to the issuance from time to time in the future of such indeterminate number or amount of (a) additional 7.25% Senior Notes due February 15, 2028 (“2028 Notes”), (b) other debt securities, including senior debt securities (“Senior Debt Securities”) and subordinated debt securities (“Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Registered Debt”), which may be convertible into other securities of the Company, (c) guarantees of the 2028 notes and the Registered Debt by the Guarantors (the “Guarantees”), (d) common stock, $0.25 par value per share (the “Common Shares”), (e) preferred stock, $0.25 par value per share (the “Preferred Shares”), (f) warrants (the “Warrants”) to purchase securities of the Company, and (g) securities as may be issued upon conversion or exchange for any 2028 notes and the Registered Debt, Preferred Stock, or Warrants (collectively, the “Securities”), which Securities the Company is registering in such number or amount as is authorized and reserved by resolutions of the Board of Directors of the Company, as they may be amended from time to time, under the Securities Act of 1933, as amended (the “Act”), pursuant to the Company’s Registration Statement on Form S-3, as filed by the Company with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, as amended from time to time (the “Registration Statement”).

The 2028 notes are to be issued under an indenture, dated as of February 19, 2020, entered into among the Company, the Guarantors and The Bank of New York Mellon, as indenture trustee, as supplemented (the “2020 Indenture”). The Registered Debt is to be issued under an indenture to be entered into among the Company, the Guarantors and a financial institution to be named at the time such indenture is executed, as indenture trustee (the “Indenture”).

For the purpose of this opinion, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of the 2020 Indenture, the form of the Indenture, forms of the 2028 notes and Registered Debt and Guarantees, specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company, the Guarantors and of public officials and other instruments as I have deemed necessary or advisable to enable me to render these opinions.

In connection with this opinion, I have assumed that (i) all information contained in all documents reviewed by me is true and correct; (ii) all signatures on all documents examined by me are genuine; (iii) all documents submitted to me as originals are authentic and all documents submitted to me as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by me had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by me had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Securities will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Securities have been or will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, underwriting, sales agency or similar agreement with respect to the Securities has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) a prospectus supplement will, if required, have been prepared and filed with the Commission describing the Securities offered thereby; (x) the number of Common Shares issued under the Registration Statement shall be less than the number of authorized shares of common stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance; and (xi) the number of Preferred Shares issued under the Registration Statement shall be less than the number of authorized shares of preferred stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance.

Based upon the foregoing, I am of the opinion that:

1. When (i) the Board of Directors of the Company or, to the extent permitted by the General Corporation Law of the State of Delaware, as amended, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters; (ii) the terms of the issuance and sale of the Common Shares have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including its Restated Certificate of Incorporation (“Certificate of Incorporation”), and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Common Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Common Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of common stock, $0.25 par value, of the Company.

2. When (i) the Board has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Preferred Shares and related matters; (ii) the relative rights and preferences of the Preferred Shares, and of their issuance and sale, have been established (and filed with the Secretary of State of the State of Delaware) so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Preferred Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Preferred Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of preferred stock, $0.25 par value, of the Company.

3. When (i) the terms of the 2028 Notes and related Guarantees and of their issuance and sale have been duly established in conformity with the 2020 Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors; and (ii) the 2028 Notes and related Guarantees have been duly executed and authenticated in accordance with the 2020 Indenture (as supplemented from time to time) and issued and sold as contemplated in the Registration Statement, the 2028 Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of such 2028 Notes will constitute valid and legally binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

4. When (i) the terms of the Registered Debt and related Guarantees and of their issuance and sale have been duly established in conformity with the Indenture, or similar agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Guarantors, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or the Guarantors; and (ii) the Registered Debt and related Guarantees have been duly executed and authenticated in accordance with the Indenture or similar agreement (as supplemented from time to time) and issued and sold as contemplated in the Registration Statement, the Registered Debt will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their respective terms, and the Guarantees of the Registered Debt will constitute valid and legally binding obligations of the Guarantors obligated thereon, enforceable against such Guarantors in accordance with their respective terms, in each case subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

5. When (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, underwriting, sales agency or similar agreement approved by the Board upon payment of the consideration therefor provided for therein, the Warrants will be duly authorized and validly issued.

The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

i. I express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in my experience, normally applicable to the matters covered by my opinion, including the General Corporation Law of the State of Delaware, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. I do not express any opinions as to any other laws or the laws of any other jurisdiction.

ii. The foregoing opinion is qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii. This letter and the matters addressed herein are as of the date hereof, and I undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

I consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to me under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Act. Without my prior consent, this letter may not be quoted in whole or in part or otherwise referred to in any other document and may not be otherwise furnished or disclosed to or used by any other Person.

Very truly yours,

/s/ David C. Sienko

ANNEX A

Guarantors

Guarantor	Jurisdiction of Incorporation or Formation
Burke Trading, Inc.	Delaware
Hecla Admiralty Company	Delaware
Hecla Alaska LLC	Delaware
Hecla Greens Creek Mining Company	Delaware
Hecla Juneau Mining Company	Delaware
Hecla Limited	Delaware
Hecla MC Subsidiary, LLC	Delaware
Hecla Silver Valley, Inc.	Delaware
Rio Grande Silver, Inc.	Delaware
Silver Hunter Mining Company	Delaware
Hecla Montana, Inc.	Delaware
Revett Silver Company	Montana
Troy Mine Inc.	Montana
RC Resources, Inc.	Montana
Revett Exploration, Inc.	Montana
Revett Holdings, Inc.	Montana
Mines Management, Inc.	Idaho
Newhi Inc.	Washington
Montanore Minerals Corp.	Delaware
Klondex Holdings (USA) Inc.	Nevada
Klondex Gold & Silver Mining Company	Nevada
Klondex Midas Holdings Limited	Nevada
Klondex Midas Operations Inc.	Nevada
Klondex Aurora Mine Inc.	Nevada
Klondex Hollister Mine Inc.	Nevada
Hecla Quebec Inc.	Canada

5